United Security Bancshares Announces Revised Third Quarter Results and 10-Q
Filing

Fresno, CA - November 17, 2008 - United Security Bancshares (Nasdaq: UBFO) today announced that it has filed its Report on Form 10-Q for the quarter ended September 30, 2008 with the Securities and Exchange Commission.

For the third quarter of 2008, the Company revised its results compared to those announced in a press release on October 16, 2008. This revision arises from charges to the loan loss reserves due to real estate appraisals of collateral for certain loans received by the Company between the October 16, 2008 and the date of the filing of the Form 10-Q for the quarter ended September 30, 2008. As required under FASB 157, the Company has recorded a charge against its loan loss reserves and earnings and revised the financial statements included with the press release of October 16, 2008.

The Company reported a net loss of $1.3 million or $0.11 per share basic and $0.11 per share diluted in the Form 10-Q for the third quarter of 2008 as compared to a loss of $174 thousand, $0.01, and $0.01 respectively, in its press release of October 16, 2008. For the first nine months of 2008, the Company reported net income of $3.2 million or $0.27 per share basic and $0.27 per share diluted in the Form 10-Q for the third quarter of 2008 as compared to $4.4 million, $0.37, and $0.37 respectively, in its press release of October 16, 2008.

Woods added, "Subsequent to issuing our press release on October 16, 2008, we received additional appraisals and other information that required us to make adjustments to the provision and allowance for loan losses pursuant to FASB No.
5. Some of the additional information related to collateral dependent loans where we considered the provisions of FASB 157 (fair value accounting). FASB 157 requires, among other things, that values of certain assets be marked to an exit price as if it was sold on the date of the report. In the current rapidly changing real estate market valuation estimates may be below the cost of production. The charges to allowance for loan losses are unrealized losses that are management's best estimate of the inherent probable losses in the portfolio. Actual losses will ultimately be determined by future events that will likely be linked to the future condition of the general economy and real estate markets."

Shareholders' equity at quarter end, September 30, 2008 was $79.9 million. For the past 12 months ended September 30, 2008, dividends of $6.0 million were paid out of shareholders' equity to shareholders and $1.95 million was utilized to purchase and retire shares of Company stock at an average price of $15.59 per share. The Company's regulatory capital ratios remain well above those required for "well capitalized" companies.

Net interest income for the 3rd quarter 2008 was $7.4 million, down $1.8 million from the 3rd quarter of 2007 for a decrease of 19.4%. The net interest margin decreased from 5.20% in the 3rd quarter of 2007 to 4.17% in the 3rd quarter of 2008. For the nine months ended September 30, 2008 net interest income was $23 million, down $4.6 million from $27.8 million for the same period in 2007. The lower interest rate environment and increase in nonaccrual loans are the primary factors for the decline.

The decrease in the net interest margin in the 3rd quarter of 2008 is attributable to the interest income reversed during the quarter ($282,000) on loans transferred to nonaccrual status, an increase in nonaccrual loans and the low interest rate environment. Without reversal of the interest income for nonaccrual, the net interest margin would have been 4.32% in the 3rd quarter of 2008.


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

Noninterest income for the 3rd quarter of 2008 was $1,590,000, down $2,429,000 from $4,019,000 in 2007 for a decrease of 60.4%. Most of the decrease, $2,158,000, resulted from the gain from the fair value adjustment to the carrying amount of Trust Preferred Securities in 2007 compared with the 3rd quarter of 2008. For the nine months ended September 30, 2008, noninterest income was $5,644,000, down $1,910,000 from $7,554,000 for the same period in 2007. A gain from the fair value adjustment to the carrying amount of Trust Preferred Securities difference of $1,770,000 between periods accounts for most of the change.

Other operating expenses for the three months ended September 30, 2008 were $5,266,000 and $5,292,000 for 2007, a decrease of $26,000 or .47%. For the nine months ended September 30, 2008, other operating expenses totaled $17,026,000, up $1,017,000 from $16,009,000 for the same period in 2007. Salaries and benefits increased by $228,000, occupancy expense rose $315,000, and an impairment loss on core deposit intangibles during the 1st quarter 2008 totaling $624,000 were the primary reasons for the increase.

At September 30, 2008, the allowance for loan loss totaled $16.1 million compared with $10.1 million September 30, 2007. The provision for loan loss was $6,402,000 for the 3rd quarter of 2008 and $1,950,000 for 3rd quarter of 2007. For the nine months ended September 30, 2008, the provision was $7,215,000 compared with $2,360,000 for the same period in 2007. In determining the adequacy of the allowance for loan losses, Management's judgment is the primary determining factor for establishing the amount of the provision for loan losses and management considers the allowance for loan and lease losses at September 30, 2008 to be adequate. Non-performing assets increased to 7.96% of total assets on September 30, 2008 from 6.67% on June 30, 2008.

United Security Bancshares is a $788+ million bank holding company. United Security Bank, it's principal subsidiary is a state chartered bank and member of the Federal Reserve Bank of San Francisco.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and the Company intends such statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management's knowledge and belief as of today and include information concerning the Company's possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the Company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) changes in interest rates, (2) significant changes in banking laws or regulations, (3) increased competition in the company's market, (4) other-than-expected credit losses, (5) earthquake or other natural disasters impacting the condition of real estate collateral, (6) the effect of acquisitions and integration of acquired businesses, (7) the impact of proposed and/or recently adopted changes in regulatory, judicial, or legislative tax treatment of business transactions, particularly recently enacted California tax legislation and the subsequent Dec. 31, 2003, announcement by the Franchise Tax Board regarding the taxation of REITs and RICs; and (8) unknown economic impacts caused by the State of California's budget issues. Management cannot predict at this time the severity or duration of the effects of the recent business slowdown on our specific business activities and profitability. Weaker or a further decline in capital and consumer spending, and related recessionary trends could adversely affect our performance in a number of ways including decreased demand for our products and services and increased credit losses. Likewise, changes in interest rates, among other things, could slow the rate of growth or put pressure on current deposit levels and affect the ability of borrowers to repay loans. Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance including the factors that influence earnings. For a more complete discussion of these risks and uncertainties, see the Company's Annual Report on Form 10-K for the year ended December 31, 2007, and particularly the section of Management's Discussion and Analysis.


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

United Security Bancshares
Consolidated Balance Sheets - Press Release
(unaudited - dollars in thousands)

                                                    September 30,    December 31,  September 30,
                                                            2008            2007            2007
                                                    ------------    ------------    ------------
Assets
   Cash and noninterest-bearing deposits in other
banks                                               $     17,872    $     25,300    $     27,111
   Interest-bearing deposits in other banks               15,101           2,909           5,255
   Federal funds sold                                          0               0           1,770
  Investment securities (AFS at market value)             96,324          89,415          88,657
   Loans and leases, net of unearned fees                606,212         596,481         624,091
     Less: Allowance for credit losses                   (16,106)        (10,901)        (10,121)
                                                    ------------    ------------    ------------
   Net loans                                             590,106         585,580         613,970
   Premises and equipment - net accumulated               14,599          15,574          15,789
depreciation
   Intangible assets                                      13,677          15,038          13,360
   Other assets                                           40,323          37,899          37,065
                                                    ------------    ------------    ------------

Total assets                                        $    788,002    $    771,715    $    802,977
                                                    ============    ============    ============

   Deposits:
     Noninterest bearing demand and NOW             $    197,004    $    184,506    $    197,681
     Money market and savings                            178,104         148,289         185,019
     Time                                                227,177         301,822         286,828
                                                    ------------    ------------    ------------
   Total deposits                                        602,285         634,617         669,528
   Borrowed funds                                         86,809          32,280          25,400
   Other liabilities                                       6,273           9,046          10,961
   Junior subordinated debentures                         12,783          13,341          13,554
                                                    ------------    ------------    ------------

Total liabilities                                        708,150         689,284         719,443

Shareholders' equity
   Common shares outstanding:
      11,914,838 at September 30, 2008
      11,914,447 at September 30, 2007                    33,588          32,587          33,487
   Retained earnings                                      48,307          49,997          50,791
   Accumulated other comprehensive income                 (2,043)           (153)           (744)
                                                    ------------    ------------    ------------

Total shareholders' equity                                79,852          82,431          83,534
                                                    ------------    ------------    ------------

Total liabilities and shareholders' equity          $    788,002    $    771,715    $    802,977
                                                    ============    ============    ============


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

United Security Bancshares
Consolidated Statements of Income - Press Release
Periods Ended September 30, 2008 and 2007
(dollars in 000's, except per share amounts)


                                          Three Months Ended               Nine Months Ended
                                              September 30,                   September 30,
                                             2008            2007           2008           2007
                                     ------------    ------------   ------------   ------------
Interest income                      $     10,936    $     14,713   $     35,111   $     42,911
Interest expense                            3,509           5,494         11,970         15,123
                                     ------------    ------------   ------------   ------------
   Net interest income                      7,427           9,219         23,141         27,788
Provision for loan losses                   6,402           1,950          7,215          2,360
Other noninterest income                    1,590           4,019          5,644          7,554
Other noninterest expense                   5,266           5,292         17,026         16,009
                                     ------------    ------------   ------------   ------------
Income before income tax provision         (2,651)          5,996          4,544         16,973
Provision for income taxes                 (1,309)          2,339          1,316          6,405
                                     ------------    ------------   ------------   ------------
Net Income                           $     (1,342)   $      3,657   $      3,228   $     10,568
                                     ============    ============   ============   ============


United Security Bancshares
Selected Financial Data
(dollars in 000's, except per share amounts)


                                                            Three Months Ended             Nine Months Ended
                                                                September 30,                   September 30,
                                                             2008            2007           2008           2007
                                                     ------------    ------------   ------------   ------------
Basic earnings per share                             $      (0.11)   $       0.30   $       0.27   $       0.88
Diluted earnings per share                           $      (0.11)   $       0.30   $       0.27   $       0.87
                                                     ------------    ------------   ------------   ------------
Annualized return on:
   Average assets                                           -0.68%           1.74%          0.56%          1.87%
   Average equity                                           -6.48%          15.56%          5.18%         17.43%
Net interest margin                                          4.17%           5.20%          4.44%          5.50%
Annualized net charge-offs to
 average loans                                               1.01%           1.14%          0.46%          0.44%



                                                    September 30,      December 31,      September 30,
                                                             2008              2007              2007
                                                     ------------    --------------      ------------
Book value per share                                 $       6.70        $     6.95        $     7.01
Tangible book value per share                        $       5.55        $     5.68        $     5.89
Efficiency ratio                                            59.15%            49.13%            45.30%
Nonperforming assets to total assets                         7.98%             3.66%             2.45%
Allowance for loan losses to total loans                     2.66%             1.83%             1.62%
Shares outstanding - period end                        11,914,838        11,855,192        11,914,447
Basic shares - YTD average weighted                    11,938,462        12,043,499        12,058,237
Diluted shares - YTD average weighted                  11,943,907        12,078,246        12,102,402
Basic shares - QTD average weighted                    11,915,582        12,004,682        12,050,478
Diluted shares - QTD average weighted                  11,922,242        12,017,282        12,071,341



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